Exhibit 99.2

REVOCABLE PROXY
FIRST PRESTONSBURG BANCSHARES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FIRST PRESTONSBURG BANCSHARES INC.

The undersigned shareholder of First Prestonsburg Bancshares Inc., a Kentucky corporation (“FPB”), hereby constitutes and appoints Burl Wells Spurlock and Greg A. Wilson, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and re-substitution, to vote at the Special Meeting of Shareholders of FPB to be held at the offices of FPB, located at 311 N. Arnold Avenue, Prestonsburg, Kentucky 41653, on Tuesday, February 12, 2019, at 3:00 p.m. local time (the “Special Meeting”), all of the shares of FPB that the undersigned is entitled to vote at the Special Meeting, or at any adjournment(s) thereof, on the following proposals, each of which is described in the accompanying Proxy Statement:

1.	Adoption and approval of the Agreement and Plan of Merger dated as of October 29, 2018, as amended on December 18, 2018 (the “Merger Agreement”), by and between FPB and Peoples Bancorp Inc.
☐    FOR        ☐    AGAINST    ☐    ABSTAIN

2.
Adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement.

☐    FOR        ☐    AGAINST    ☐    ABSTAIN

Where a choice is specified, the common shares represented by this Revocable Proxy, when properly executed, will be voted or not voted as specified. If no choice is specified, the common shares represented by this Revocable Proxy, when properly executed, will be voted, except in the case of broker non-votes, where applicable, “FOR” the adoption and approval of the Merger Agreement and “FOR” the proposal in Item 2. If any other matters are properly brought before the Special Meeting or any adjournment(s) thereof, the common shares represented by this Revocable Proxy will be voted in the discretion of the proxies named above on such matters as the Board of Directors may recommend.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of FPB and of the accompanying Proxy Statement is hereby acknowledged.

Please sign this Revocable Proxy below, exactly as your name appears on this Proxy. Joint accounts require both signatures. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title.

___________________________________            _____________________________________
Signature                        Signature

_____________________________________        _____________________________________
Print Name                        Print Name

_____________________________________        _____________________________________
Date                            Date

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FAX TO (606) 889-4934. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A. IF YOU RECEIVE MORE THAN ONE PROXY FORM, PLEASE SIGN AND RETURN ALL PROXY FORMS IN THE ACCOMPANYING ENVELOPE.